Exhibit 10.22

CONTRACT OF LEAESE

KNOW ALL MEN BY THESE PRESENT:

T his Contract of Lease (this “Contract”) is made and executed this 10th day of February 2010 at Paranaque City, by and between:

ALLEGRO MICROSYSTEMS PHILS. REALTY, INC., a corporation duly organize d and existing under the laws of the Republic of the Philippines, with principal address at 91h Flo or Common Goal Tower, Industry cor. Finance Sts., Madrigal Business Park, Alabang, Muntinlupa, represented by its duly authorized President, Mr. Francisco N. Meroy, Jr., hereinafter referred to as the LESSOR;

and

ALLEGRO MICROSYST EMS PHILIPPINES, INC., a corporation duly organized and existing under the laws of the Republic of the Philippines, with principal address at Sampaguita Street, Marimar Village, Paranaque City, represented here in by its Managing Director, Frederick D. Reiersen, herein after referred to as the LESSEE;

WITNESSETH:

WHEREAS, the LESSOR is the registered owner of a parcel of land, with an approximate area of Seven Thousand Seven Hundred Sixty-Nine (7,769) sqm more or less, situated at Paranaque City (here in after the “ Leased Premises” ), covered by Transfer Certificate of Title Nos. 182652, I 82653 , 182654, 182655 , 1826 56, and 18265 7 and particularly identified in Annex “ A” attached hereto and mad e an integral part hereof ;

WHEREAS, the LESSOR has offered for lease and the LESSEE desires to lea se the Leased Premises;

NOW, THEREFORE, for and in consideration of the foregoing premises and the mutual covenants contain ed here in, the LESSOR hereby leases upon the LESSE E the Leased Premises and the LESSEE hereby accepts the same, under the following terms and conditions:

1.         TERM OF LEASE. This lease shall be for a period of twenty-five (25) years commencing on 01 April 2009 to 31 March 2034, renewable for another twenty-five (25) years by giving written notice to the LESSOR at least ninety (90) calendar days prior to the expiration of the original twenty-five year term, upon terms and conditions mutually agreed by the parties.

2.         RENTALS. The LESSOR shall pay qua11e rly rentals in the amount of One Million Eight Hundred Seventeen Thousand Nine Hundred Forty-Six Pesos (P 1,817,946.00) payable in advance within five (5) days from the start of the quarter, exclusive of VAT. The annual rental shall be subject to escalation equivalent to one percent (I%) at the end of every five (5) years.

3.         REAL ESTAT E TAXES. All real estate taxes le vied or assessed or those, which may thereafter be le vied or asses se d on the Leased Premises, including real estate taxes assessed on the improvements introduced by the LESS EE on the Leased Premises shall be for the account of the LESSEE for the duration of the lease.

4.         SECURITY DEPOSIT. Upon signing of this Contract and upon delivery of the LESSOR of the Leased Premises to the LESSEE, the LESSEE shall remit the s um of Six Hundred Five Thousand Nine Hundred Eighty-Two Pesos (P 605,982.00) (the “Security Deposit”). The Security Deposit shall remain intact during the entire term of the lease and shall not be applied by the LESSOR as payment for rentals, but shall serve as security to answer for any unpaid utility bills, charges and other obligations due to the LESSOR under this Contract, and real property taxes due on the improvements introduced by the LESSEE, which are payable by the LESSEE at the termination or expiration of the Contract. The Security Deposit shall be refund ed by the LESSOR and returned to the LESSEE, within thirty (30) days after the expiration or termination of this Contract and after presentation by the LESSEE to the LESSOR of proof that the former has paid all of its utility bills and real property taxes on improvements, if any, and provided that the LESSEE has vacated the Leased Premises.

5.         USE OF THE LEASED PREMIS ES/SUB-LEASE. The LESSEE shall use the Leased Premises for any lawful purpose. The LESSEE shall have the right to sub-lease all or any port ion of the Leased Premises to any third party, upon written notice thereof to the LESSOR.

6.         ALTERATIONS/IMPROVEMENT. The LESSEE shall have the right to erect upon the Leased Premises a laboratory, warehouse, office building, and install such machinery, facilities and equipment as it may consider necessary for the operation of its business thereon, without the need of the consent of the LESSOR, provided that the improvements installed are necessary and appropriate for the use or purpose provided in paragraph 5 hereof.

Upon the expiration or termination of this Contract, permanent physical improvements introduced by the LESSEE on the Leased Premises during the term of this Contract which cannot be removed there from without damage to such improvements and to the Leased Premises, shall vest in and become the property of the LESSOR without obligation on the part of the LESSOR to refund its value or cost to the LESSEE.

7.         OPTION TO PURCHASE. Should the LESSOR decide to sell the Leased Premises, the LESSEE shall be granted the first option to purchase the Leased Premises at the same terms and conditions as offered by the LESSOR to a third party, and such option shall be exercisable by the LESSEE within sixty (60) days from receipt by the LESSEE of written notice of LESSOR’s intention to sell or transfer the Leased Premises. The LESSEE shall have the right to assign its option to purchase the Leased Premises to a qualified designee.

8.         SALE OR ENCUMBRANCE OF PREMISES. In the event of a sale, transfer, or mortgage or any encumbrance of the Leased Premises to any person other than the LESSEE, the LESSOR shall warrant and ensure that the purchaser, transferee, mortgagee or person in whose favor the encumbrance is constituted shall respect all the terms and conditions of this Contract, including the provision for renewal thereof. To this end, the LESSOR shall cause the pertinent deed or agreement with such person to reflect this foregoing commitment.

9.         TERMINATION.

(a)	The LESSOR shall have the right to terminate this Contract upon a thirty (30) day prior written notice to the LESSEE in any of the following instances:

(i)	The LESSEE fails to pay rentals; or

(ii)

In the event of any violation by the LESSEE of the terms and conditions stipulated in this Contract and the LESSEE fails to rectify or remedy the default within sixty (60) days from its receipt of written demand from the LESSOR.

(b)

The LESSEE shall have the option to terminate this Contract upon a thirty (30) day written prior notice to the LESSOR in the event of any breach by the LESSOR of this Contract, and the LESSOR fails to certify or remedy such breach of default within sixty (60) days from its receipt of the written demand of LESSEE.

(c)

Should the LESSEE decide to pre-terminate this Contract without just cause, the LESSEE shall forfeit as liquidated damages in favor of the LESSOR the Security Deposit and LESSOR is without further recourse of any other remedy at law or in equity.

(d)	In the event or termination by the LESSOR of this Contract for causes under (a), The LESSEE shall forfeit the Security Deposit as liquidated damages in favor of the LESSOR.

10.       RETURN OF PREMISES. Upon the expiration or termination of this Contract the LESSEE shall immediately vacate the Leased Premises and peacefully surrender complete possession thereof to the LESSOR, devoid of all occupants, articles and effects of any kind, in the same good and tenantable condition, and other than for such alterations, additions or improvements which pertain to the LESSOR in accordance with the provisions of Paragraph 6 hereof.

11.       ENTIRE AGREEMENT. This Contract represents the entire agreement between the parties with respect to the subject matter hereof and supersedes any prior expression of intent, representation or warranty with respect to this transaction. An instrument in writing signed by both parties may only modify this contract.

12.       ARBITRATION AND VENUE. The parties agree to settle any and all disputes by binding arbitration in accordance with the rules of the Philippine Dispute Resolution Center, Inc. In the event that the LESSOR or the LESSEE initiates arbitration proceedings, the venue for arbitration shall be Paranaque City, Philippines.

13.       SEVERABILITY. If any one or more of the provisions of this Contract is declared invalid or unenforceable in any respect under any applicable law, the validity, legality or enforceability of the remaining provisions contained shall not in any way be affected or impaired.

IN WITNESS WHEREOF, the parties have hereunto affixed their signatures on the date and place first above stated.

ALLEGRO MICROSYSTEMS PHILIPPINES REALTY, INC. (LESSOR)	ALLEGRO MICROSYSTEMS PHILIPPINES, INC. (LESSEE)

By:	/s/ Francisco N. Meroy, Jr.	By:	/s/ Frederick Reiersen
	FRANCISCO N. MEROY, JR.		FREDERICK REIERSEN
	President		Managing Director

Signed in the presence of:

/s/ [Illegible]	/s/ [Illegible]

ACKNOWLEDGEMENT:

REPUBLIC OF THE PHILIPPINES)

Muntinlupa City                                ) S.S.

BEFORE ME, a Notary Public for and in the _FEB 10 2010__, this ______ day ____________ 2010, personally appeared:

NAME	COMPETENT EVIDENCE OF IDENTITY	DATE/PLACE ISSUED/EXPIRATION

Francisco N. Meroy, Jr.	CTC #25620483/ LTD N117700563	02-13-09 Paranaque
Frederick D. Reiersen	Passport#710054054	06-24-12

Known to me and to me known to be the same persons who executed the foregoing Contract of Lease and who acknowledged to be that the same is their free and voluntary act and deed as well as that of the corporation they represent.

WITNESS MY HAND AND SEAL on the date and place first above written.

Doc. No.	340;
Page No.	67;
Book No.	I;
Series of 2010.

/s/ Melvin L. Villa
MELVIN L. VILLA
Notary Public for Muntinlupa City
Appointment No. NC 09-027
Until December 31, 2010
1107 Alabang-Zapote Road,
Madrigal Business Park, Muntinlupa City
PTR No. 0312451 / 1.13.09 / Muntinlupa City
IBP No. 775606 / 1.13.09 / PPLM
Roll No. 44742